Exhibit 10.1

LOCK-UP AGREEMENT

This Lock-up Agreement (this “Agreement”) is made and entered into as of February 2, 2022, by and among (i) CHW Acquisition Corporation, a Cayman Islands exempted company (the “SPAC,” and after the Domestication sometimes referred to as the “Domesticated SPAC”), and (ii) each of the parties listed on Schedule 1 attached hereto (the “Existing Equity Holders”). The Existing Equity Holders and any person or entity who hereafter enters into a joinder to this Agreement substantially in the form of Exhibit A hereto are referred to herein, individually, as a “Securityholder” and, collectively, as the “Securityholders.”

Capitalized terms used but not defined herein have the meanings ascribed in the Business Combination Agreement (the “BCA”) dated as of the date hereof, entered into by and among the SPAC, Wag Labs, Inc., a Delaware corporation (the “Company”), and CHW Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the SPAC (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a wholly owned subsidiary of the Domesticated SPAC.

WHEREAS, pursuant to the BCA, and in view of the valuable consideration to be received by the parties thereunder, the parties desire to enter into this Agreement, pursuant to which the Lock-up Shares (as defined below) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                Subject to the exceptions set forth herein, the Securityholders agree not to, without the prior written consent of the Audit Committee of the Board of Directors of the Domesticated SPAC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any shares of the Domesticated SPAC’s Common Stock, par value $0.0001 per share (the “Common Stock”) held by it immediately after the Acquisition Merger Effective Time or issued or issuable to the Securityholders in connection with the Acquisition Merger (including Common Stock acquired as part of the Private Placements or issued in exchange for, or on conversion or exercise of, any securities issued as part of the Private Placements), any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock held by it immediately after the Acquisition Merger Effective Time, or any securities convertible into or exercisable or exchangeable for Common Stock held by it immediately after the Acquisition Merger Effective Time (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) during the period beginning on the Acquisition Closing Date and ending on the date described in paragraph 3 (the “Lock-up Period”); provided, that if the Company and SPAC waive any of the lockup provisions of the Letter Agreement, then the lockup provisions contained in this Agreement shall be so waived to the extent of such waiver of the Letter Agreement, with respect to the same percentage of Common Stock as to which the lockup provisions of the Letter Agreement are released.

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2.                The restrictions set forth in paragraph 1 shall not apply to:

(i)	in the case of an entity, a Transfer (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners or shareholders of the undersigned;

(ii)	in the case of an individual, Transfers by bona fide gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a holder or a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers by operation of law or pursuant to a qualified domestic relations order;

(v)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)	Transfers relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the Acquisition Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-up Period;

(ix)	the exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards of Common Stock and any related transfer of shares of Common Stock to the Domesticated SPAC in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-up Period;

(x)	Transfers to the Domesticated SPAC pursuant to any contractual arrangement in effect at the Acquisition Merger Effective Time that provides for the repurchase by the Domesticated SPAC or forfeiture of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock in connection with the termination of the Securityholder’s service to the Domesticated SPAC;

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(xi)	the entry, by the Securityholder, at any time after the Effective Time, of any trading plan providing for the sale of shares of Common Stock by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any shares of Common Stock during the Lock-up Period, no Transfers under such trading plan are effected prior to the expiration of the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-up Period;

(xii)	Transfers in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Domesticated SPAC’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property; and

(xiii)	Transfers to satisfy any U.S. federal, state, or local income tax obligations of the Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the BCA was executed by the parties, and such change prevents the Acquisition Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Acquisition Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

provided, however, that (A) in the case of clauses (i) through (vii), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3.                The Lock-up Period shall terminate upon the earlier of (x) 180 days after the Acquisition Closing Date and (y) the date on which the Domesticated SPAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that results in all of the Domesticated SPAC’s stockholders having the right to exchange their shares of cash, securities or other property.

4.                 For the avoidance of doubt, each Securityholder shall retain all of its rights as a stockholder of the Domesticated SPAC with respect to the Lock-up Shares during the Lock-up Period, including the right to vote any Lock-up Shares that are entitled to vote.

5.                In furtherance of the foregoing, the Domesticated SPAC, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement, and such purported Transfer shall be null and void ab initio. In addition, during the Lock-up Period, each certificate or book-entry position evidencing the Lock-up Shares shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND AMONG THE COMPANY AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

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6.                Each Securityholder hereby represents and warrants to SPAC as follows:

(i)	Such Securityholder has all necessary power and authority to execute and deliver this Agreement and to perform such Securityholder’s obligations hereunder. The execution and delivery of this Agreement by such Securityholder has been duly and validly authorized and no other action on the part of such Securityholder is necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by such Securityholder and, assuming the due authorization, execution and delivery by the other Securityholders and SPAC, constitutes a legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms, subject to the Remedies Exceptions.

(ii)	The execution and delivery of this Agreement by such Securityholder does not, and the performance of this Agreement by such Securityholder will not: (i) conflict with or violate any applicable law applicable to such Securityholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, articles of association, operating agreement or similar formation or governing documents and instruments of such Securityholder, or (iii) result in any breach of or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Lock-up Shares that will be held by such Securityholder immediately after the Acquisition Merger Effective Time pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument (whether written or oral) to which such Securityholder is a party or by which such Securityholder is bound, except, in the case of clause (i) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to materially impair the ability of such Securityholder to perform such Securityholder’s obligations hereunder.

(iii)	The execution and delivery of this Agreement by such Securityholder does not, and the performance of this Agreement by such Securityholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority or any other person, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, and Blue Sky Laws and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to materially impair the ability of such Securityholder to perform such Securityholder’s obligations hereunder.

(iv)	There is no material Action pending or, to the knowledge of such Securityholder, threatened against such Securityholder, which in any manner challenges or, individually or in the aggregate, would reasonably be expected to materially delay or impair the ability of such Securityholder to perform such Securityholder’s obligations hereunder.

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7.                This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any Subscription Agreement or any documents related thereto or referred to therein. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (i) the applicable Securityholder and (ii) the SPAC or the Domesticated SPAC, as applicable (and from and after the Acquisition Closing Date only with the approval of the Audit Committee of the Board of Directors of the Domesticated SPAC).

8.                This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto (it being understood and agreed that any consent of the SPAC or the Domesticated SPAC, as applicable, that may be provided under this paragraph 8 shall require the approval of the Audit Committee of the Board of Directors of the Domesticated SPAC). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this paragraph 8 shall be null and void, ab initio.

9.                This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery; provided, that if jurisdiction is not then available in the Delaware Court of Chancery, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court.

10.             The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (a) the Action in any such court is brought in an inconvenient forum, (b) the venue of such Action is improper or (c) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other hereto have been induced to enter into this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this paragraph 10.

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11.             The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of New Castle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

12.             This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than paragraphs 6 through 14) shall not be effective until the consummation of the Acquisition Closing Date. This Agreement shall not terminate with respect to a Securityholder until the expiration of the Lock-up Period.

13.             The provisions set forth in Section 6.04 (Claims Against Trust Account) of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement, mutatis mutandis, solely for the period between the date of this Agreement and the Acquisition Merger Effective Time.

14.             This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.   Delivery of an executed counterpart of a signature page to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Lock-up Agreement as of the Effective Date.

SPAC:

CHW ACQUISITION CORPORATION

By:	/s/ Mark Grundman
Name:	Mark Grundman
Title:	Co-Chief Executive Officer

SECURITYHOLDERS:

BATTERY VENTURES XI-A, L.P.
By:	Battery Partners XI, LLC
General Partner

By:	/s/ Roger Lee
Name:	Roger Lee
Title:	General Partner

BATTERY VENTURES XI-B, L.P.
By:	Battery Partners XI, LLC
General Partner

By:	/s/ Roger Lee
Name:	Roger Lee
Title:	General Partner

BATTERY VENTURES XI-A SIDE FUND, L.P.
By:	Battery Partners XI Side Fund, LLC
General Partner

By:	/s/ Roger Lee
Name:	Roger Lee
Title:	General Partner

BATTERY VENTURES XI-B SIDE FUND, L.P.
By:	Battery Partners XI Side Fund, LLC
General Partner

[Signature Page to Lock-up Agreement]

By:	/s/ Roger Lee
Name:	Roger Lee
Title:	General Partner

BATTERY INVESTMENT PARTNERS XI, LLC
By:	Battery Partners XI, LLC
Managing Member

By:	/s/ Roger Lee
Name:	Roger Lee
Title:	General Partner

GARRETT SMALLWOOD

By:	/s/ Garrett Smallwood
Name:	Garrett Smallwood
Title:	Chief Executive Officer

ADAM STORM

By:	/s/ Adam Storm
Name:	Adam Storm
Title:	President& Chief Product Officer

ALEC DAVIDIAN

By:	/s/ Alec Davidian
Name:	Alec Davidian
Title:	Chief Financial Officer

DYLAN ALLREAD

By:	/s/ Dylan Allread
Name:	Dylan Allread
Title:	Chief Operating Officer

MAZIER ARJOMAND

By:	/s/ Mazier Arjomand
Name:	Mazier Arjomand
Title:	Chief Technology Officer

[Signature Page to Lock-up Agreement]

NICHOLAS YU

By:	/s/ Nicholas Yu
Name:	Nicholas Yu
Title:	Director of Legal

PATRICK MCCARTHY

By:	/s/ Patrick McCarthy
Name:	Patrick McCarthy
Title:	Chief Marketing Officer

DAVID CANE

By:	/s/ David Cane
Name:	David Cane
Title:	Chief Customer Officer

JOCELYN MANGAN

By:	/s/ Jocelyn Mangan
Name:	Jocelyn Mangan
Title:	Board Member

MELINDA CHELLIAH

By:	/s/ Melinda Chelliah
Name:	Melinda Chelliah
Title:	Board Member

TENAYA CAPITAL VII, LP
By:	Teneya Capital VII GP, LLC
its General Partner

By:	/s/ Dorian Merritt
Name:	Dorian Merritt
Title:	Attorney-in-Fact

SHERPAVENTURES FUND II, LP
By:	Sherpa Ventures Fund II GP, LLC

By:	/s/ Brian Yee
Name:	Brian Yee
Title:	Partner

[Signature Page to Lock-up Agreement]

GENERAL CATALYST GROUP VII, L.P.
By:	General Catalyst Partners VII, L.P.
its General Partner

BY:	General Catalyst GP VII, LLC
its General Partner

By:	/s/ Christopher McCain
Name:	Christopher McCain
Title:	Chief Legal Officer

[Signature Page to Lock-up Agreement]

Schedule 1

Existing Equity Holders

•	Garrett Smallwood

•	Adam Storm

•	Alec Davidian

•	Dylan Allread

•	Mazier Arjomand

•	Nicholas Yu

•	Patrick McCarthy

•	David Cane

•	Jocelyn Mangan

•	Melinda Chelliah

•	Tenaya Capital VII, L.P.

•	General Catalyst Group VII, L.P.

•	Battery Investment Partners XI, LLC

•	Battery Ventures XI-A Side Fund, L.P.

•	Battery Ventures XI-A, L.P.

•	Battery Ventures XI-B Side Fund, L.P.

•	Battery Ventures XI-B, L.P.

•	SherpaVentures Fund II, L.P.

Exhibit A

form of Joinder

Reference is made to that certain Lock-up Agreement, dated as of February 2, 2022, by and among (i) CHW Acquisition Corporation, a Cayman Islands exempted company (the “SPAC”), and (ii) the Securityholders (as defined therein) (as amended from time to time, the “Lock-up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-up Agreement.

The undersigned agrees that this joinder to the Lock-up Agreement (this “Joinder”) is being executed and delivered in favor of, and to, the SPAC for good and valuable consideration.

The undersigned hereby agrees to and does become party to the Lock-up Agreement as a Securityholder. This joinder shall serve as a counterpart signature page to the Lock-up Agreement and by executing below the undersigned is deemed to have executed the Lock-up Agreement with the same force and effect as if originally named a party thereto.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned has duly executed this joinder to the Lock-up Agreement.

[NEW SECURITYHOLDER PARTY]
By:
Name:
Title: Date: